UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2008
Date of Report (Date of earliest event reported)

DCAP GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-1665	36-2476480
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1158 Broadway
Hewlett, NY 11557

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (516) 374-7600

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2008, DCAP Group, Inc. (the “Company”) and Barry B. Goldstein, the Company’s President, Chief Executive Officer and Chairman of the Board, entered into an amendment (the “Amendment”) to that certain Employment Agreement by and between the Company and Mr. Goldstein dated October 16, 2007 (the “Goldstein Employment Agreement”).

Pursuant to the Goldstein Employment Agreement, Mr. Goldstein is required to expend all of his working time for the Company and is entitled to receive an annual base salary of $350,000 (“Base Salary”). The Amendment to the Goldstein Employment Agreement entitles Mr. Goldstein to devote up to 750 hours per year, as currently provided for in an employment contract with Commercial Mutual Insurance Company (“CMIC”), to fulfill his duties and responsibilities as Chairman of the Board and Chief Investment Officer of CMIC. Such permitted activity is subject to the reduction in Base Salary on a dollar-for-dollar basis to the extent of the salary payable by CMIC to Mr. Goldstein pursuant to the CMIC employment contract, currently $150,000 per year. CMIC is a New York property and casualty insurer.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.

Date: August 26, 2008	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President